Exhibit 99.1

RIG TOOLS, INC.

FINANCIAL STATEMENTS

Year Ended December 31, 2005

INDEPENDENT AUDITOR’S REPORT

Board of Directors and Stockholder

Rig Tools, Inc.

Lafayette, Louisiana

We have audited the accompanying balance sheet of Rig Tools, Inc. (a Louisiana corporation) as of December 31, 2005 and the related statements of operations, retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion of these financial statements based on our audit.

We have conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rig Tools, Inc. as of December 31, 2005, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Hartiens & Faulk

Lafayette, Louisiana

October 23, 2006

RIG TOOLS, INC.

BALANCE SHEET

December 31, 2005

ASSETS

CURRENT ASSETS
Cash	$103,004
Accounts receivable – trade	2,389,234
Accounts receivable - other	12,030
Accounts receivable – employees	9,451
Prepaid insurance	256,750
Deposits	1,388
Total Current Assets	2,771,857
PROPERTY, PLANT & EQUIPMENT
Land	39,992
Buildings	295,257
Machinery and equipment	7,496,519
Transportation equipment	1,315,368
Office equipment	65,258
Leasehold improvements	16,406
Total Property and Equipment	9,228,800

Less: Accumulated depreciation	(5,529,224)
Net Property and Equipment	3,699,576
OTHER ASSETS
Customer lists, net of amortization	2,670
Cash value of life insurance policy	112,025
Total Other Assets	114,695
TOTAL ASSETS	$ 6,586,128

See accompanying notes and auditor’s report

RIG TOOLS, INC.

BALANCE SHEET (continued)

December 31, 2005

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES
Accounts payable	$1,062,594
Notes payable	332,111
Current portion of long-term debt	625,903
Income taxes payable	272,949
Sales tax payable	72,385
Accrued franchise tax	14,796
Accrued payroll expenses	4,781
Accrued profit sharing contribution	92,453
Total Current Liabilities	2,477,972

LONG-TERM LIABILITIES
Long-term debt	1,387,343
Notes payable - shareholder	187,600
Deferred income taxes	602,000
Total long-term liabilities	2,176,943
Total Liabilities	4,654,915
STOCKHOLDER’S EQUITY
Common stock - $100 per value, 1,000 shares authorized, 200 shares issued and outstanding	2,000
Preferred stock - $100 par value, 6,500 shares authorized, no shares issued or outstanding
Retained earnings	2,929,213
2,931,213

Less: Treasury stock - 100 shares at cost	(1,000,000)
Total Stockholder’s Equity	1,931,213
TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$6,586,128

See accompanying notes and auditor’s report

RIG TOOLS, INC.

STATEMENT OF OPERATIONS

For the Year Ended December 31, 2005

RENTALS AND SALES REVENUES	$10,470,411

COST OF RENTALS & SALES	3,045,839
GROSS PROFIT	7,424,572

GENERAL & ADMINISTRATIVE EXPENSES	6,428,176
Income from Operations	996,396
OTHER INCOME (EXPENSE)
Gain on sale of assets	35,739
Other Income	6,932
Interest expense	(176,470)
Total Other Expense	(133,799)

Net Income Before Income Tax	862,597

INCOME TAX EXPENSE	362,220
NET INCOME	$500,377

See accompanying notes and auditor’s report

RIG TOOLS, INC.

STATEMENT OF RETAINED EARNINGS

For the Year Ended December 31, 2005

BALANCE, December 31, 2004	$2,428,836

NET INCOME	500,377
BALANCE, December 31, 2005	$2,929,213

See accompanying notes and auditor’s report

RIG TOOLS, INC.

STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2005

CASH FLOWS FROM OPERATING ACTIVITIES

Net Income	$500,377
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & Amortization	1,069,518
Gain on sale of assets	(35,739)
Deferred income taxes	77,525

Changes in:
Accounts receivable	(745,581)
Other current assets	(37,307)
Accounts payable	383,053
Other liabilities	301,091
Net Cash Provided by Operations	1,512,937
CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of fixed assets	(1,759,840)
Proceeds from sale of fixed assets	113,768
Investment in cash surrender value of life insurance	(11,875)
Net Cash Used in Investing Activities	(1,657,947)
CASH FLOWS FROM FINANCING ACTIVITIES

Net Repayments of stockholder loan	(52,000)
Proceeds from line of credit	262,598
Principal payments on line of credit	(217,598)
Proceeds from long term debt	570,851
Principal payments on long-term debt	(612,776)
Net Cash Used in Financing Activities	(48,925)
NET DECREASE IN CASH	(193,935)

CASH BEGINNING OF YEAR	296,939
CASH AT END OF YEAR	$103,004

See accompanying notes and auditor’s report

RIG TOOLS, INC.

STATEMENT OF CASH FLOWS (Continued)

For the Year Ended December 31, 2005

SCHEDULES OF SUPPLEMENTAL CASH FLOW INFORMATION:

Cash paid during the year for:

Interest expense	$176,470
NON-CASH INVESTING ACTIVITIES:

Notes issued for insurance premiums & transportation equipment	$443,205

See accompanying notes and auditor’s report

RIG TOOLS, INC.

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2005

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business - Rig Tools, Inc. was incorporated on January 1, 1975. The Company is principally engaged in the rental of equipment and provides labor services to the Oil and Gas Industry from its facilities located in Broussard, Louisiana, and Navasota, Timpson, Teague and Alice, Texas.

Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

Allowance for Doubtful Accounts - Uncollectible accounts receivable are charged directly against earnings when they are determined to be uncollectible. Use of this method does not result in a material difference from the valuation method required by generally accepted accounting principles. Bad debts for 2005 total $13,230.

Property and Equipment - Property and equipment are recorded at cost. Depreciation is computed by the straight-line method over the estimated useful lives of the individual assets as follows:

Years
Building	40
Machinery and equipment	5-10
Transportation equipment	5-10
Office equipment	5
Leasehold improvements	20

Expenditures for property and equipment which substantially increase the useful life of existing assets are capitalized at cost while routine expenditures for repairs and maintenance are expensed as incurred. When property and equipment are sold, the asset account and related accumulated depreciation accounts are removed, and any resulting gain or loss is recognized. Depreciation expense totaled $1,067,635 for the year.

Compensated Absences - Employees of the Company are entitled to paid vacation. The number of paid vacation days is based upon length of service. It is impracticable to estimate the amount of compensation for future absences; accordingly, no liability has been recorded in the accompanying financial statements. The Company’s policy is to recognize the costs of compensated absences when actually paid to employees.

Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Amortization - The Company is amortizing an acquired customer list over a 15 - year period. Amortization expense for 2005 was $1,883.

Income Taxes - For income tax reporting, the Company uses accounting methods that recognize depreciation sooner than for financial statement reporting. As a result, the basis of property and equipment for financial reporting exceeds its tax basis by the cumulative amount that accelerated depreciation exceeds straight-line depreciation. Deferred income taxes have been recorded for the excess which will be taxable in future periods through reduced depreciation deductions for tax purposes.

RIG TOOLS, INC.

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2005

NOTE 2 - NOTES PAYABLE

Note payable to bank related to a $200,000 line of credit due June 15, 2006, with interest at Wall Street Prime + 1% due monthly, subject to limitations based upon qualified accounts receivable, inventory, equipment and intangibles, and guaranteed by the stockholder.	$130,000

Note payable to insurance financier, payable in 11 installments of $23,354, including interest at 7.13% per annum, collateralized by assignment of monies due or that may become due to the Company related to its insurance policies.	202,111
Total Notes Payable	$332,111
NOTE 3 - LONG TERM DEBT

Notes payable to bank, payable in monthly installments totaling $42,969 including interest ranging from 6.25% and to 8.75% per annum, expiring various dates through December 2010, collateralized by all accounts, inventory, equipment and general intangibles, and guaranteed by the stockholder.	$1,524,777

Notes payable to bank, payable in monthly installments totaling $10,005, including interest ranging from 8% to 8.75% per annum, expiring various dates through October 2009, collateralized by transportation equipment and guaranteed by the stockholder.	172,976

Notes payable to auto makers, payable in monthly installments totaling $6,636 including interest ranging from from 0% to 8.12% per annum, expiring various dates through through November 2010, collateralized by transportation equipment and subject to a cross collateralization agreement on financed transportation equipment.	152,809

Mortgage notes payable to bank, payable in monthly installments totaling $2,581 including interest of 6.75% and 8.75% per annum, expiring August 2010, with a balance due payment of $59,605, collateralized by land and buildings guaranteed by the stockholder.	162,684
Total Long Term Debt	2,013,246

Less Current Maturities	(625,903)
Long Term Debt	$1,387,343

RIG TOOLS, INC.

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2005

NOTE 3 - LONG - TERM DEBT (continued)

Maturities of Long Term Debt for each of the five years subsequent to December 31, 2005, are as follows:

Year Ended December 31,
2006	$625,903
2007	484,161
2008	407,804
2009	314,510
2010	180,868
$2,013,246

The Company entered into a capital expenditure commitment for $850,000 with its primary lender on June 16, 2005, to fund the purchase of transportation and rental equipment through June 16, 2006. The bank’s commitment decreases as equipment is purchased and financed by the company. Each funding by the bank will be up to 80% of the equipment cost. Interest rate on this commitment will be Wall Street Journal Prime plus 1.5%. Repayment terms range from 4 to 7 years. Collateral will include the equipment purchased and the personal guarantee of the stockholder. The remaining commitment at December 31, 2005, was approximately $490,000.

NOTE 4 - DEFERRED TAXES

The Company’s total deferred tax liability on December 31, 2005, is as follows:

Non-Current deferred Tax	$602,000
Income tax expense consists of the following
Current	$284,695
Deferred	77,525
Total Income Tax Expense	$362,220

NOTE 5 - RELATED PARTY TRANSACTIONS

The Company presently owes it’s stockholder notes payable totaling $187,600, payable on demand. Interest rates range from 8% to 10% per annum. The Company paid interest expense of $19,360 on these notes during 2005. Management does not anticipate these notes being presented for payment within the next twelve months. Hence this amount is included within the long-term liabilities in the accompanying balance sheet.

The Company leases operating equipment from a limited liability company owned by family members of its stockholder. The lease requires that the Company pay 40% of the rental revenue from the equipment to the LLC and maintain the equipment. During 2005, the Company incurred lease obligations of $114,901 on this equipment. On December 31, 2005, the Company had a balance owing to the LLC of $185,011.

RIG TOOLS, INC.

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2005

NOTE 6 - CONCENTRATIONS AND CREDIT RISK

The Company has concentrated its credit risk for cash by maintaining deposits in a bank which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation (FDIC). The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk to cash.

NOTE 7 - RETIREMENT PLAN

The Company provides a 401(k) defined contribution plan for all eligible employees. Eligible employees can contribute up to 50% of their gross salary, not to exceed Federal Tax Law Limitations. The Company contributions to the plan for its matching and discretionary contributions totaled $119,259 for the year.

NOTE 8 - OPERATING LEASES

The Company leases operating equipment from several vendors under verbal agreements. The Company splits the rental revenue collected on a fifty percent - fifty percent basis with the vendors and is obligated to maintain the equipment. In 2005, lease payments of $104,219 were incurred on this equipment.

The Company rents its office and warehouse property in Broussard, Louisiana under a lease originating in December 1994. The lease was for a one-year term with twenty-five annual renewal options and calls for monthly rentals of $2,000.

The Company rents its office and warehouse in Alice, Texas under a lease originating in September 2004. The lease expires in August 2006 and calls for monthly payments of $1,800 per month.

The Company rents its office and warehouse in Teague, Texas under a lease-purchase agreement originating in May 2005, for a six-month period for $1,200 per month. At the end of the initial lease period, the lease converts to a monthly lease. The property can be purchased for an agreed price of $95,000.

NOTE 9 - SUBSEQUENT EVENT

In June 2006, the shareholder of the Company entered into a letter of intent to market his shares of the Company.

NOTE 10 - PRIOR PERIOD ADJUSTMENT

During the year ended December 31, 2005, the Company discovered an error in previously reported deferred tax expense. In previous years, the Company used an effective tax rate of 25% to calculate deferred tax expense. However, the tax rate should have been 38%. As a result of this error, for the year ended December 31, 2004, the deferred tax expense and deferred tax liability increased and net income and stockholders equity decreased by $184,400.